EXHIBIT 10.5.2

CONFIDENTIAL
ANNEXE 2

REDEVANCES
Royalties

Les redevances visees en article 6.1. (b) du Contrat sont definies comme suit:
The royalties referred to in article 6.1. (b) of the Agreement are defined as follows:

PV = Production Vendue (Kwe) PV = Sales in kW	% de la redevance Royalties in % of corresponding gross sales
*	*
*	*
*	*
*	*

* Indicates information has been deleted. Complete version has been filed with Commission with request for confidential treatment.